Exhibit 4.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THE TRANSFERABILITY OF THIS WARRANT IS

RESTRICTED AS PROVIDED IN SECTION 3

TEAMSTAFF, INC.

COMMON STOCK PURCHASE WARRANT

Dated as of: June 1, 2011	No. of Warrant Shares: 32,308

For good and valuable consideration, the receipt of which is hereby acknowledged by TEAMSTAFF, INC., a New Jersey corporation (the “Company”), Wynnefield Partners Small Cap Value, LP I (the “Holder”), is hereby granted the right to purchase, at any time from and after the 1st day of June, 2011 until 5:00 P.M., New York City time, on June 1, 2016 (the “Warrant Exercise Term”), up to Thirty Two Thousand, Three Hundred and Eight (32,308) fully-paid and non-assessable shares of the Company’s Common Stock, $.001 par value per share (“Common Stock”). This warrant (the “Warrant”) is issued by the Company pursuant to that certain Debenture Purchase Agreement between the Company and the original Holder of this Warrant dated June 1, 2011(the “Agreement”) pursuant to which the Company may sell to the purchasers named therein up to an aggregate principal amount of $350,000 of convertible debentures (the “Convertible Debentures”) from time to time in accordance with the terms and conditions of such Agreement.

l.              Exercise of Warrant

1.1          Exercise Price and Mechanics of Exercise.

(a)           During the Warrant Exercise Term, this Warrant shall be exercisable at a per share price of $1.00 (the “Exercise Price”), subject to adjustment as provided in Section 2 hereof, payable in cash or by certified or official bank check in New York Clearing House funds. The rights represented by this Warrant may be exercised in whole or in part at any time during the Warrant Exercise Term, upon surrender of the original of this warrant certificate with the annexed Notice of Exercise duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, at the Company’s principal executive offices. Upon the occurrence of all of such events, the registered Holder of the Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the “Warrant Shares”).

(b)           The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and, upon the written request of the Holder, the Company shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

(c)           Certificates for Warrant Shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if the Company is a participant in such system and such Warrant Shares are eligible for delivery in such a manner, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three business days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date on which this Warrant is surrendered and payment of the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date on which all of the criteria described in the immediately preceding sentence have occurred, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.2          Transfer Taxes.  The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

1.3          Covenants by Company.  The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.  The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

2.             Adjustments and Extraordinary Events

2.1          Stock Dividends, Subdivisions, Reclassifications or Combinations.

If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.2          Other Distributions.

(a)           If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders), shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 2.1 applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 2.3 applies (such Capital Stock, evidences of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 2.2 called the “Distributed Assets”), then, in each such case, the Exercise Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction: (i) the numerator of which shall be the Fair Market Value of the Common Stock of the Company on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board resolution) on such date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date); and (ii) the denominator of which shall be such Fair Market Value of the Common Stock of the Company on such date. Such reduction in the Exercise Price shall become effective immediately prior to the opening of business on the day following the record date.  However, in the event that the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the fair market value on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of this Warrant shall have the right to receive upon conversion hereof (or any portion hereof) the amount of Distributed Assets the Holder would have received had the Holder converted this Warrant (or portion hereof) immediately prior to such Exercise Price. In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that otherwise would then be in effect if such dividend or distribution had not been declared.

(b)           The following terms used in this Section 2.2 shall have meanings ascribed to them as set forth below:

(i)            The phrase “Fair Market Value of the Common Stock” shall mean the average of the daily Trading Prices per share of Common Stock (or such other security as specified herein) for the 10 consecutive Trading Days immediately prior to the date in question .

(ii)           “Trading Day” means: (1) if the applicable security is quoted on the Nasdaq Stock Market, a day on which the Nasdaq Stock Market is open for business; (2) if that security is listed on the New York Stock Exchange, a day on which trades may be made on the New York State Exchange; (3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq Stock Market, a day on which the principal U.S. securities exchange on which the securities are listed or the OTC Bulletin Board is open for business; or (4) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(iii)         “Trading Price” of a security on any date of determination means: (1) the closing sales price as reported by the Nasdaq Stock Market on such date; (2) if such security is not so reported, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on such date; (3) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported on the OTC Bulletin Board or in the composite transactions for the principal U.S. securities exchange on which such security is so listed; or (4) if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose, or (5) as determined by the Board of Directors in good faith.

2.3          Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. If during the Warrant Exercise Term (i) the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company); (ii) any tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; (iii) the Company shall sell, transfer or otherwise dispose all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation, tender or exchange offer, or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation, tender or exchange offer, or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, tender or exchange offer, consolidation or disposition of assets (“Extraordinary Transaction”), the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.3.  As soon as commercially practicable following the Extraordinary Transaction, the successor or acquiring corporation (if other than the Company), shall deliver to Holder a new warrant in repacement of this Warrant consistent with the provisions referenced in the immediately preceding sentence against receipt by such successor or acquiring corporation of the original of this Warrant.  For purposes of this Section 2.3, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 2.3 shall similarly apply to successive reorganizations, reclassifications, mergers, tender or exchange offers, consolidations or disposition of assets.

2.4          Adjustment of Exercise Price upon Issuance of Common Stock, Options, Convertible Securities, Etc.

(a)           If during any period while this Warrant is outstanding, the Company (A) issues or sells any Common Stock, Convertible Securities, warrants, or Options or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the then-current Exercise Price, then in each such case the Exercise Price in effect immediately prior to such issue or sale date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Exercise Price, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. Notwithstanding the foregoing, however, no adjustment hereunder shall be made with respect to an Exempt Issuance, as defined below.

(b)           For the purposes of the foregoing adjustment, in the case of the issuance of any Convertible Securities or Options, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities or Options shall be deemed to be outstanding at the initial conversion or exercise price applicable to such securities, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities or Options, and provided further that to the extent such Convertible Securities or Options expire or terminate unconverted or unexercised, then at such time the Exercise Price shall be readjusted as if such portion of such Convertible Securities or Options had not been issued. For purposes of this Section 2.4, if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Exercise Price shall be used. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

(c)           As used herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock or Options or Convertible Securities to employees, officers, consultants or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) Common Stock, Convertible Securities, warrants, or Options upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding as of the date of the Agreement, provided that such securities have not been amended since the date of the Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities; (c) shares of Common Stock issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (d) shares of Common Stock, Convertible Securities, warrants or Options in connection with transactions with lenders or other commercial partners, the terms of which are approved by the Board of Directors, in each case, the primary purpose of which is not to raise equity capital; (e) shares of Common Stock, Convertible Securities, warrants or Options issued pursuant to mergers, acquisitions, or asset sales approved by a majority of the disinterested directors of the Company, provided that any such issuance shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising equity capital; and (f) shares of Common Stock, Convertible Securities, warrants or Options issued pursuant to the Agreement or upon the exercise of the Commitment Warrants issued pursuant to the Agreement or upon the conversion of the Convertible Debentures issued pursuant to the Agreement.

(d)           For purposes hereof: (i) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock; (ii) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities; and (iii) “Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities or Options, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).

2.5          Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted in accordance with this Section 2, as herein provided, the Company shall give prior written notice thereof to the Holder of at least 15 days prior to the date on which the Company closes its books or takes a record for determining the particular event, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

3.             Restrictions on Transfer

(a)           The Holder acknowledges that he has been advised by the Company that this Warrant and the Warrant Shares issuable upon exercise thereof (collectively the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company’s reliance upon this statutory exemption is based in part upon the representations made by the Holder contained herein.  The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities except as may otherwise be provided herein, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The Holder represents and warrants that he has acquired this Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The Holder acknowledges that the Warrant and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or “blue-sky” laws or is exempt from registration and/or qualification. The Holder has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof. The Holder is an “accredited investor” as such term is defined in Rule 501 (the provisions of which are known to the Holder) promulgated under the Act.

The Holder acknowledges that the securities shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT (II) UNLESS SOLD OR TRANSFERRED TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(b)           Registration Rights. The Holder shall be entitled to all of the rights and subject to all of the obligations regarding registration of the shares of Common Stock issuable upon the exercise of this Warrant as described in the Agreement.

(c)           Disposition of Warrant or shares of Common Stock issuable on exercise of the Warrant.  With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares of Common Stock, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with evidence, reasonably satisfactory to the Company (which shall include such representation of the transferee regarding investment intent as the Company may request, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory evidence, the Company, as promptly as practicable but no later than seven (7) days after receipt of the written notice, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company.  If the Company determines that the evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, any shares of Common Stock issued upon exercise of this Warrant may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act and in compliance with the applicable statutory resale restrictions imposed by state securities laws, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and the applicable resale restrictions imposed by state securities laws have been satisfied.  Each certificate representing this Warrant or the shares of Common Stock thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless pursuant to an opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

4.             Exercise Limitation.  Without the approval of the Company’s stockholders, the Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) shall not have the right to exercise the Warrants to the extent that such exercise would cause the Company to exceed the aggregate number of shares of Common Stock which the Company may issue or be deemed to have issued without breaching the Company’s obligations under the applicable rules and regulations of the Nasdaq Stock Market (including, without limitation, Nasdaq Listing Rule 5635(d)) and such other Trading Market on which the Company’s shares of Common Stock are then quoted or listed for trading. As used herein, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

5.             Exchange and Replacement of Warrant Certificates.

5.1          Exchanges. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

5.2          Loss, Destruction, Etc. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

6.             Elimination of Fractional Interests.

The Company shall not be required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock.

7.             Rights of Warrant Holders.

Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter.

8.             Miscellaneous.

8.1          Successors and Assigns. All the covenants and agreements made by the Company in this Warrant shall bind its successors and assigns. This Warrant shall be for the sole and exclusive benefit of the Holder and nothing in this Warrant shall be construed to confer upon any person other than the Holder any legal or equitable right, remedy or claim hereunder.

8.2          Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

8.3          No Recourse. No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

8.4          Waivers and Amendments. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate. This Warrant may be amended or waived only by a written instrument executed by the Company and the Holder hereof.  Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

8.5          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the  applicable address set forth on the applicable signature page to the Purchase Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

8.6          Governing Law. The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New York.  This Warrant shall be deemed a contract made under the laws of the State of New York and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

8.7          Headings. The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

Signature page to Common Stock Purchase Warrant follows.

IN WITNESS WHEREOF, TEAMSTAFF, INC. has, as of the date first set forth above, caused this Warrant to be executed in its corporate name by its officer, and its seal to be affixed hereto.

June 1, 2011

TEAMSTAFF, INC.

By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	President and Chief Executive Officer

Address for Notice:

TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873

NOTICE OF EXERCISE

TO:         TEAMSTAFF, INC.

Attention: Chief Financial Officer

The undersigned Holder hereby irrevocably elects to exercise the right to purchase                                                       shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

Kindly deliver to the undersigned a certificate representing the Shares.

INSTRUCTIONS FOR DELIVERY

Name:
(please typewrite or print in block letters)

Address:

Tax I.D. No. or Social Security No.:

If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Name:
(please typewrite or print in block letters)

Address:

Tax I.D. No. or Social Security No.:

Dated:

Signature

STATE OF                       )

COUNTY OF                   ) ss:

On this      day of                       , before me personally came                 , to me known, who being by me duly sworn, did depose and say that he resides at                                     , that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED, the undersigned Holder of this Warrant hereby sells, assigns and transfers the foregoing Warrant and all rights evidenced thereby to

Name:
(Please Print)

Address:
(Please Print)

Tax ID No.:

and does hereby irrevocably constitute and appoint                                 , Attorney, to transfer the within Warrant Certificate on the books of TeamStaff, Inc., with full power of substitution.

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Dated:	Holder:

(Print Name)

(Signature)

STATE OF                       )

COUNTY OF                   ) ss:

On this      day of                       , before me personally came                 , to me known, who being by me duly sworn, did depose and say that he resides at                                     , that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public